News Release

BANK OF HOPE COMPLETES ACQUISITION OF THE COMMERCIAL BANKING UNIT OF SMBC MANUBANK

LOS ANGELES – October 1, 2026 – Hope Bancorp, Inc. (NASDAQ: HOPE) today announced that its wholly-owned subsidiary, Bank of Hope (“the Bank”), has completed its previously announced acquisition of the Commercial Banking Unit of SMBC MANUBANK (“MANUBANK”), a wholly-owned subsidiary of SMBC Americas Holdings, Inc. and Sumitomo Mitsui Banking Corporation (“SMBC”).

The acquisition adds an established commercial banking franchise and seasoned professionals to Bank of Hope, diversifying its deposit segments and expanding its footprint and client base in the Greater Los Angeles market. The transaction also reinforces the Bank’s position as a premier financial partner to middle-market businesses and deepens its relationships across the Korean and Japanese business communities.

“The completion of this transaction represents an important milestone in the continued evolution of Bank of Hope,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp. “By bringing together MANUBANK’s experienced bankers and longstanding client relationships with our broader banking platform, we are expanding our commercial capabilities to better serve our customers and introducing new opportunities to strengthen client engagement.”

In connection with the closing, the previously announced Collaboration and Partnership Agreement between Bank of Hope and SMBC has become effective. Pursuant to the agreement, Bank of Hope will provide comprehensive financial solutions to SMBC’s Japan-based middle-market and retail customers needing banking services in the United States. The relationship provides Bank of Hope with an additional channel to serve multinational businesses with U.S. operations while strengthening its presence in the Japanese community.

“Our partnership with SMBC opens a meaningful channel to connect businesses across markets,” Kim added. “We believe the combination of SMBC’s global network and Bank of Hope’s commercial banking expertise creates a compelling offering for these clients.”

Kim concluded, “We are pleased to welcome the MANUBANK team and customers to Bank of Hope. Our colleagues have been working closely to support a smooth transition, and we look forward to building on the strengths of both organizations.”

About Hope Bancorp, Inc.
Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company for Bank of Hope, a leading regional bank serving multicultural customers across the continental United States and Hawaii, with $18.99 billion in total assets as of June 30, 2026. Headquartered in Los Angeles, California, Bank of Hope offers a comprehensive range of commercial, corporate, and consumer banking products and services, including commercial and commercial real estate lending, SBA lending, residential mortgage and consumer lending, treasury management, foreign exchange solutions, interest rate derivatives, and international trade finance. Bank of Hope’s branch network comprises 45 full-service branches operating under the Bank of Hope banner across California, New York, New Jersey, Washington, Texas, Illinois, Alabama and Georgia; seven additional locations in California following the acquisition of SMBC MANUBANK branches; and 28 branches in Hawaii under the Territorial Savings banner. Bank of Hope also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices throughout the United States, and a representative office in Seoul, South Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com for Bank of Hope and www.tsbhawaii.bank for Territorial Savings, a division of Bank of Hope. By including the foregoing website address links, the Company does not intend to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements
Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, “projects”, and similar expressions and statements regarding Hope Bancorp’s strategic initiatives, the completed acquisition of the Commercial Banking Unit of SMBC MANUBANK (“MANUBANK”), and Hope Bancorp’s future financial and operational results and capital allocation strategy. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. With respect to the completed acquisition of MANUBANK, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among other things: difficulties and delays in integrating Hope Bancorp and MANUBANK and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; and deposit attrition, operating costs, customer loss and business disruption following the acquisition, including difficulties in maintaining relationships with employees and customers, which may be greater than expected. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10‑K and other documents Hope Bancorp files with the SEC from time to time. Hope Bancorp does not undertake, and specifically disclaims, any obligation to update any forward‑looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

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Contacts:

Julianna Balicka	Maxime Olivan
Executive Vice President & Chief Financial Officer	Senior Vice President & IR Manager
investorrelations@bankofhope.com	investorrelations@bankofhope.com